                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF

                                  COMPUSA INC.
                                       AT

                              $10.10 NET PER SHARE
                                       BY

                             TPC ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                          GRUPO SANBORNS, S.A. DE C.V.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, FEBRUARY 29, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                February 1, 2000

To Holders of Common Stock of CompUSA Inc.:

     Enclosed for your information is an Offer to Purchase, dated February 1, 2000 ("Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), relating to the Offer by TPC Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Grupo Sanborns, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Parent"), to purchase all of the outstanding shares of common stock, par value $.01 per share, of CompUSA Inc., a Delaware corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of April 29, 1994, as amended as of January 23, 2000, between the Company and American Stock Transfer & Trust Company (formerly Bank One, Texas, N.A.), as Rights Agent (the "Shares"), at $10.10 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to shareholders of the Company from the President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $10.10 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all of the outstanding Shares which are not owned by Parent or its affiliates.

          3. The Offer is being made pursuant to a Merger Agreement (the "Merger Agreement"), dated as of January 23, 2000, by and among Company, Parent and Purchaser, pursuant to which, after completion of the Offer, Purchaser will be merged with and into the Company and the Company will be the surviving
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     corporation (the "Merger"), and each issued and outstanding Share (other than Shares owned by Parent, Purchaser or any subsidiary or affiliate of Parent, Purchaser or the Company or held in the treasury of the Company or Shares which are held by shareholders who properly exercise dissenters' rights, if any) shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and represent the right to receive the price per Share paid by Purchaser in the Offer, without interest.

          4. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE OFFER AND THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES (OTHER THAN PARENT AND ITS AFFILIATES) AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which, together with any Shares then beneficially owned by Parent or Purchaser or any of their respective affiliates, represents at least two-thirds of the issued and outstanding Shares on a fully diluted basis (the "Minimum Tender Condition"). Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Any or all conditions to the Offer may be waived by Purchaser.

          6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, February 29, 2000, unless the Offer is extended.

          7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

     Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by Citibank, N.A. (the "Depositary"), of (a) certificates for (or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

     The Offer is not being made to (nor will tenders be accepted from, or on behalf of) holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Purchaser by the registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)

                                       OF

                                  COMPUSA INC.
                                       AT

                              $10.10 NET PER SHARE
                                       BY

                             TPC ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                          GRUPO SANBORNS, S.A. DE C.V.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 1, 2000, and the related Letter of Transmittal, in connection with the offer by TPC Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Grupo Sanborns, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Parent"), to purchase for cash all of the outstanding shares of common stock, par value $.01 per share, of CompUSA Inc., a Delaware corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of April 29, 1994, as amended as of January 23, 2000, between the Company and American Stock Transfer & Trust Company (formerly Bank One, Texas, N.A.), as Rights Agent (the "Shares") at $10.10 per Share, net to the seller in cash, upon the terms and conditions set forth in the Offer.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Dated:            , 2000

                        NUMBER OF SHARES TO BE TENDERED:

                                    SHARES*

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                                  SIGNATURE(S)

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                              PLEASE PRINT NAME(S)

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                            PLEASE PRINT ADDRESS(ES)

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                       AREA CODE AND TELEPHONE NUMBER(S)

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)
* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.